Exhibit 23.2

November 20, 2009

U.S. Securities and Exchange Commission

Washington, DC 20549

Ladies and Gentlemen:

We consent to the incorporation by reference in this Form S-8 registration statement of the audited financial statements of American Lithium Minerals, Inc. for the year ended September 30, 2008 and our report dated December 12, 2008, included in its Form 10-K.  We consent to all references to our firm included in or made a part of this registration statement.

Sincerely,

/s/ De Joya Griffith & Company, LLC

De Joya Griffith & Company, LLC